THTH - Overadvance


                                                                January 26, 2006


Thinkpath Inc. and each of its subsidiaries
201 Westcreek Boulevard
Brampton, Ontario, Canada L6T 5S6
Attention: Chief Financial Officer


                           Re: Overadvance Side Letter

Dear Ms. Hankinson:

      Reference is hereby made to that certain Security Agreement dated as of June 27, 2005 by and among Thinkpath, Inc., an Ontario corporation ("THINKPATH") and such other subsidiaries of Thinkpath named in that certain Security Agreement or which hereafter become a party thereto (collectively, the "COMPANY") and Laurus Master Fund, Ltd., a Cayman Islands company ("LAURUS") (as amended, modified and/or supplemented from time to time, the "SECURITY AGREEMENT"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement. Reference is made to the letter agreement, dated as of June 27, 2005 between the Thinkpath, Thinkpath, Inc., an Ohio corporation ("THINKPATH (OH)"), Thinkpath of Michigan Inc., a Michigan corporation ("THINKPATH (MI)"), Thinkpath Technical Services Inc., a Ohio corporation ("TECHNICAL SERVICES" and, together with Thinkpath, Thinkpath
(OH) and Thinkpath (MI), the "COMPANIES" and, each a "COMPANY") and Laurus (the "FIRST OVERADVANCE WAIVER"), pursuant to which Laurus agreed to fund an Overadvance (as defined therein) to Thinkpath in the aggregate principal amount of up to $1,000,000 (the "FIRST OVERADVANCE"). Laurus is hereby notifying you of its decision to again exercise the discretion granted to it pursuant to Section 2(a)(ii) of the Security Agreement to make a Loan to Thinkpath in excess of the Formula Amount on the date hereof (the "SECOND OVERADVANCE", and together with the First Overadvance, the "OVERADVANCES"). The aggregate principal amount of the Overadvances as of the date hereof shall be $1,200,000. Thinkpath hereby acknowledges that it is receiving $310,882 of proceeds from the Second Overadvance as of the date hereof and is otherwise obligated to repay the Overadvance in full (i.e. $1,200,000 together with accrued interest and fees which remain unpaid in respect thereof) as required per the terms set forth herein and in the Security Agreement.

      In connection with making the Overadvances, for a period of 180 days from the date hereof (the "Period"), Laurus hereby waives compliance with Section 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for Overadvances. Laurus further agrees that solely for such Period (but not thereafter), (i) the Overadvances shall not trigger an Event of Default under Section 19(a) of the Security Agreement and (ii) notwithstanding anything set forth to the contrasry in Section 5(b)(ii) of the Security Agreement, the rate of interest (the "OVERADVANCE RATE") applicable to Overadvances shall be two percent (2.0%) per month (i.e. 24.0% per annum); provided that, to the extent that (x) the Overadvance is not repaid in full on or prior to the 180th day following the date hereof and (y) no other Event of Default shall have occurred and be continuing, the Overadvance Rate otherwise applicable to such Overadvances shall be increased by an additional one percent (1.0%) per month (12.0% per annum). All other terms and provisions of the Security Agreement and the Ancillary Agreements remain in full force and effect.

      In consideration of Laurus' willingness to extend to Thinkpath the Overadvances, Thinkpath will, on the date hereof, issue a six year warrant (the "ADDITIONAL WARRANT") to Laurus to purchase 500,000 shares of the common stock of Thinkpath with an exercise price of $0.01 per share, such Additional Warrant to be in the form attached hereto as Exhibit A. The Company further agrees to file a Registration Statement (as defined in the Registration Rights Agreement), to register the shares of Common Stock that may be issued upon exercise of the Additional Warrant upon the earlier to occur of (x) the 30th day following the date upon which the SEC has declared effective each Registration Statement filed by Thinkpath as of the date hereof for the benefit of Laurus as reseller and (y) the 90th day following the date hereof (the "Filing Date"). For the avoidance of date, the "Filing Date" shall be deemed a Filing Date as defined in the Registration Rights Agreement.

      The Companies hereby each acknowledge and agree that Laurus' obligation to fund and/or maintain, as the case may be, the Overadvances shall be contingent upon the prior satisfaction (or waiver by Laurus) of the following conditions:
(i) receipt by Laurus of the duly authorized and executed Additional Warrant and
(ii) receipt by Laurus of the duly authorized and executed Reaffirmation Agreement in the form attached hereto as Exhibit B.

      This letter may not be amended or waived except by an instrument in writing signed by the Company and Laurus. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

      The Company understands that the Company has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is the Company's determination that neither this letter nor the terms and provisions of this letter, (collectively, the "INFORMATION") are material. The Company has had an opportunity to consult with counsel concerning this determination. The Company hereby agrees that Laurus shall not be in violation of any duty to the Company or its shareholders, nor shall Laurus be deemed to be misappropriating any information of the Company, if Laurus sells shares of common stock of the Company, or otherwise engages in transactions with respect to securities of the Company, while in possession of the Information.

      If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

                                                   LAURUS MASTER FUND, LTD.


                                                   By: /s/ Eugene Grin
                                                   -----------------------
                                                   Name: Eugene Grin
                                                   Title: Director

      Agreed and accepted on the date hereof

      THINKPATH INC., an Ontario corporation

      By: /s/ Declan French
      --------------------------------------
          Name: Declan French
          Title: Chief Executive Officer


      THINKPATH INC., an Ohio corporation

      By: /s/ Declan French
      --------------------------------------
          Name: Declan French
          Title: Chief Executive Officer


      THINKPATH OF MICHIGAN INC., a Michigan corporation

      By: /s/ Declan French
      --------------------------------------
          Name: Declan French
          Title: Chief Executive Officer


      THINKPATH TECHNICAL SERVICES INC., an Ohio corporation

      By: /s/ Declan French
      --------------------------------------
          Name: Declan French
          Title: Chief Executive Officer

                                                                       EXHIBIT A

                           FORM OF ADDITIONAL WARRANT

                                                                       EXHIBIT B

                FORM OF REAFFIRMATION AND RATIFICATION AGREEMENT


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